Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statements on:

          Form S-3, File No. 33-52496, as amended on February 2, 1995,

          Form S-3, File No. 33-59197, and

          Form S-3, File No. 33-64015

     of Hondo Oil & Gas Company and in the related Prospectus of our report dated December 22, 1995, with respect to the consolidated financial statements and schedule of Hondo Oil & Gas Company included in the Annual Report on Form 10-K for the year ended September 30, 1995.

     We also consent to the incorporation by reference in the Registration Statements on:

          Form S-8, File No. 33-34833,

          Form S-8, File No. 33-53813, and

          Form S-8, File No. 33-58517

     of our report dated December 22, 1995, with respect to the consolidated financial statements and schedule of Hondo Oil & Gas Company included in the Annual Report on Form 10-K for the year ended September 30, 1995.



                                                     /s/ ERNST & YOUNG LLP


     Denver, Colorado
     December 28, 1995